EXHIBIT 10.3

                [LETTERHEAD OF THE COCA-COLA EXPORT CORPORATION]


                                August 22, 2001


Mr. Charles S. Frenette
London, England

Dear Charlie:

This letter outlines the terms under which you will separate from The Coca-Cola Export Corporation ("Export Corporation"). You have resigned as President and Chief Operating Officer, Europe, Eurasia and Africa Group effective immediately. You will be entitled to your remuneration under your contract with the company up to September 30, 2001 and will continue to receive all payments, allowances, with benefits accrued up to that date under the International Service Program.

Your repatriation will be effective October 1, 2001. You should perform no work in the United Kingdom after September 30, 2001

TAXES
-----
You are entitled to a consultation with Ernst & Young, at no cost to you, to discuss the implications of your repatriation and the companys tax equalization program. Details regarding income taxes and tax equalization program have been provided to you in a separate letter.

INTERNATIONAL SERVICE PROGRAM
-----------------------------
This section outlines the relocation provisions applying to your repatriation under the International Service Program.

Relocation
----------
The company will pay the expense of packing and moving normal personal and household effects as well as any normal import duties for you and your family from the host country to the home country. It will also pay the storage expenses, if necessary, in transit. The company will cover storage fees, long term or in transit up to 60 days after your household goods have arrived in the home country. The company will also pay normal insurance coverage on household effects while in transit. Please refer to the RELOCATION section of THE INTERNATIONAL SERVICE PROGRAM GUIDE for further details. Since your family may remain in London during the school year, the relocation provisions will be available to you though August 31, 2002.

You will be provided a temporary living allowance for the transition back to the United States of $8,950 net of tax, subject to U.S. Social Security.

Mr. Charles S. Frenette
London, England
August 22, 2001
Page 2


Allowances
----------
All payments in this section are paid net of tax, subject to U. S. Social Security. Relocation allowances will be paid following receipt of your signed letter upon your repatriation date or after submission of documentation as appropriate. You will be eligible for the following Repatriation Allowances:

     - International Service Premium: $5,000
     - Resettlement Allowance: $6,000
     - Voltage Allowance: $2,000 with an additional $3,000 if two or more major appliances must be purchased
     - Car Purchase Assistance: $5,700 for primary car and $4,100 for secondary car (documentation of purchase is needed to receive assistance)
     - Car Disposal Assistance (documentation of purchase and sale is needed to receive assistance).

Annual Leave
------------
Any unused annual leave account balance at the date of repatriation will be forfeited. Your annual leave days will be pro-rated and the unused and accrued portion will be liquidated in accordance with the International Service Program Guide.

Citibank
--------
If you participate in the Citibank PBOE program, the company will continue to pay for the service fees associated with Citibank for 60 days following your assignment termination date. After this time, you will be liable for any fees associated with Citibank, should you decide to maintain this account.

Other
-----
Should the company's policies and procedures affecting International Service Associates generally change, such changes will apply to you. Please feel free to contact Pat O'Neil at 404-676-7519 or Anne Fletcher at 404-676-2656 if you have any questions regarding the terms and conditions.

                                        Sincerely,


                                        /s/ James E.Chestnut
                                        --------------------------
                                        James E. Chestnut

ACKNOWLEDGED:

/s/ Charles S. Frenette                      29/08/01
-------------------------               -----------------
Charles S. Frenette                             Date


cc:     Ms. Coretha Rushing
        Ms. Pat O'Neil
        Ms. Anne Fletcher